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                           [BAKER & BOTTS LETTERHEAD]


                                January 3, 1996


                                                                       EXHIBIT 5

TCI Communications, Inc.
Terrace Tower II
5619 DTC Parkway
Englewood, Colorado 80111-3000


Tele-Communications, Inc.
Terrace Tower II
5619 DTC Parkway
Englewood, Colorado  80111-3000


Dear Sirs:

         As counsel for TCI Communications, Inc., a Delaware corporation (the "Company") and Tele-Communications, Inc., a Delaware corporation (the "Parent"), we have examined and are familiar with the registration statement on Form S-3, File No. 33-64127 (the "Registration Statement"), which relates to the registration under the Securities Act of 1933, as amended, of 2,300,000 shares (the "Shares") of the Company's Cumulative Exchangeable Preferred Stock, Series A, par value $.01 per share, to be issued and sold to the underwriters (the "Underwriters") named in the Registration Statement. Each of the Shares is exchangeable (unless previously redeemed) at the option of the holder commencing on the fifth anniversary of the date of original issuance of the Shares, for shares of Tele-Communications, Inc. Series A TCI Group Common Stock (the "Series A TCI Group Common Stock") of the Parent. The Parent will irrevocably and unconditionally guarantee, on a subordinated basis, the payment of dividends by the Company on the Shares (but only if and to the extent declared by the Company's Board of Directors), the redemption price and the liquidation preference (including accumulated and unpaid dividends) of the Shares upon any dissolution, liquidation or winding up of the Company (including accumulated and unpaid dividends) payable with respect to the Shares (the "Guarantee").
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         In connection therewith, we have examined, among other things, originals, certified copies or copies otherwise identified to our satisfaction as being copies of originals, of the Restated Certificate of Incorporation, as amended, and Bylaws, as amended, of each of the Company and the Parent, in the forms filed as Exhibits 4.1, 4.4, 4.3 and 4.6, respectively, to the Registration Statement; the proposed Restated Certificate of Incorporation of the Company (the "Restated Charter"), the proposed Certificate of Designations for the Shares (the "Certificate of Designations") and the proposed By-Laws of the Company, in the forms filed as Exhibits 4.2, 4.7 and 4.5, respectively, to the Registration Statement; records of proceedings of each of the Company's and the Parent's Board of Directors, including committees thereof, with respect to the filing of the Registration Statement and related matters; the form of the Purchase Agreement, in the form filed as Exhibit 1 to the Registration Statement (the "Underwriting Agreement"); and such other documents, records, certificates of public officials and questions of law as we deemed necessary or appropriate for the purpose of this opinion. In rendering this opinion, we have relied, to the extent we deem such reliance appropriate, on certificates of officers of the Company and the Parent as to factual matters. We have assumed the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduction copies. We have further assumed that there will be no changes in applicable law between the date of this opinion and the date of issuance and sale of the Shares and the Guarantees to the Underwriters.

         Based upon the foregoing, we are of the opinion that:

                          (i) when (a) the Restated Charter and the Certificate
                 of Designations are accepted for filing by the Secretary of State of the State of Delaware, and (b) the Shares are issued, signed by the transfer agent and delivered pursuant to the Underwriting Agreement and paid for by the Underwriters in accordance therewith, such Shares will be duly authorized, validly issued, fully paid and non-assessable;

                          (ii) when (a) the Shares are exchanged for shares of
                 Series A TCI Group Common Stock, and (b) such shares of Series A TCI Group Common Stock are issued signed by the transfer agent and delivered in accordance with the terms of the Guarantee and the Certificate of Designations, such shares
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                 of Series A TCI Group Common Stock will be duly authorized, validly issued, fully paid and non-assessable;

                          (iii) when (a) the Guarantee is executed by the
                 Parent, and (b) the Shares and the related guarantees are delivered pursuant to the Underwriting Agreement and paid for by the Underwriters in accordance therewith, the Guarantee will be a legal, valid and binding agreement of the Parent enforceable in accordance with its terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws affecting creditors' rights generally, and (b) that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to us contained therein under the heading "Legal Matters." In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

         As you are aware, Jerome H. Kern, a partner of this Firm, is a director of the Parent.

                                        Very truly yours,


                                        BAKER & BOTTS, L.L.P.